NEWS RELEASE
December 23, 2009

FOR IMMEDIATE RELEASE	Contact: Michael J. Blodnick
(406) 751-4701
Ron J. Copher
(406) 751-7706

GLACIER BANCORP, INC. ANNOUNCES
BARGAIN PURCHASE GAIN RELATING TO ACQUISITION OF
FIRST NATIONAL BANK & TRUST

KALISPELL, MONTANA - Glacier Bancorp, Inc. (Nasdaq GS: GBCI) today announced the recording of a one-time bargain purchase gain of $3.5 million (after-tax) relating to the October 2, 2009 acquisition of First National Bank & Trust.  The bargain purchase was based on the estimated fair value of the assets acquired and liabilities assumed as required by the Financial Accounting Standards Board Accounting Standards Codification™ Topic 805, Business Combinations.

First National Bank & Trust is a community bank based in Powell, Wyoming which provides community banking services from offices in Powell, Cody and Lovell, Wyoming.  As of October 2, 2009 the bank had total estimated fair value of assets of $272 million, loans of $161 million, and deposits of $237 million.  First National Bank & Trust operates as a separately chartered community banking subsidiary of Glacier Bancorp, Inc.

About Glacier Bancorp, Inc.
Glacier Bancorp, Inc. is a regional multi-bank holding company providing commercial banking services in 60 communities in Montana, Idaho, Utah, Washington, Wyoming and Colorado.  Glacier Bancorp, Inc. is headquartered in Kalispell, Montana, and conducts its operations principally through eleven community bank subsidiaries.  These subsidiaries include six Montana banks: Glacier Bank of Kalispell, First Security Bank of Missoula, Valley Bank of Helena, Big Sky Western Bank of Bozeman, Western Security Bank of Billings, First Bank of Montana of Lewistown; as well as Mountain West Bank in Idaho, Utah and Washington; 1st Bank in Wyoming and Utah, First National Bank & Trust in Wyoming, Citizens Community Bank in Idaho, and Bank of the San Juans in Colorado.

This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to, statements about management’s plans, objectives, expectations and intentions that are not historical facts, and other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “should,” “projects,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations in the forward-looking statements, including those set forth in this news release:

▪	the risks associated with lending and potential adverse changes in credit quality;
▪	increased loan delinquency rates;
▪	the risks presented by a continued economic slowdown, which could adversely affect credit quality, loan collateral values, investment values, liquidity levels, and loan originations;
▪	changes in market interest rates, which could adversely affect our net interest income and profitability;
▪	legislative or regulatory changes that adversely affect our business or our ability to complete pending or prospective future acquisitions;
▪	costs or difficulties related to the integration of acquisitions;
▪	reduced demand for banking products and services;
▪	the risks presented by public stock market volatility, which could adversely affect the Company’s stock value and the ability to raise capital in the future;
▪	competition from other financial services companies in our markets; and
▪	the Company’s success in managing risks involved in the foregoing.

The Company does not undertake any obligation to publicly correct or update any forward-looking statement if we later become aware that it is not likely to be achieved.

Visit our website at www.glacierbancorp.com